Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following registration statements of The Allstate Corporation of our report dated February 21, 2007 relating to the financial statements of The Allstate Corporation and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in The Allstate Corporation's method of accounting for defined pension and other postretirement plans in 2006 and method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and our report dated February 21, 2007 relating to the financial statement schedules, appearing in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2006.

Registration Statements

Forms S-3 Registration Nos.	Forms S-8 Registration Nos.
333-34583 333-134230	33-77928
33-93762
33-99132
33-99136
33-99138
333-04919
333-16129
333-40283
333-40285
333-40289
333-49022
333-60916
333-73202
333-100405
333-100406
333-105632
333-120343
333-120344
333-134243
333-134242
/s/ Deloitte & Touche LLP Chicago, Illinois February 21, 2007